UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2021 Meredith Corporation, an Iowa corporation (the “Company”), Meredith Holdings Corporation, an Iowa corporation and a wholly owned subsidiary of the Company (“SpinCo”), About, Inc., a Delaware corporation (“Dotdash”), and, solely for the limited purposes set forth herein, IAC/InterActiveCorp, a Delaware corporation (“IAC”) entered into an Agreement and Plan of Merger (the “Dotdash Merger Agreement”), pursuant to which the Company, SpinCo, Dotdash, IAC and, following the execution and delivery of a joinder by an Iowa corporation and wholly-owned subsidiary of Dotdash formed in accordance with Section 6.2 of the Dotdash Merger Agreement (“Dotdash Merger Sub”), Dotdash Merger Sub, have agreed to effect the acquisition of SpinCo by Dotdash through the merger of Dotdash Merger Sub with and into SpinCo, with SpinCo surviving the Dotdash Merger (as defined below) as a wholly owned subsidiary of Dotdash. Dotdash is a wholly-owned subsidiary of IAC, which has agreed to guarantee the payment and performance obligations of Dotdash under the Dotdash Merger Agreement. The acquisition of SpinCo (which will consist of the Company’s National Media Group, which comprises its Digital and Magazine businesses, the MNI and People TV businesses and corporate operations at the time of the acquisition) by Dotdash is referred to herein as the “Dotdash Merger.”

The transaction is structured as an all-cash acquisition by merger of SpinCo, which will hold the Company’s National Media Group and corporate operations following the completion of its spin-off to the Company’s shareholders (“Spin-Off”), as contemplated in accordance with the previously announced sale of the Company’s Local Media Group business to Gray Television, Inc. (“Gray”) pursuant to the merger of the Company with a wholly owned subsidiary of Gray (the “Gray Merger”), governed by that certain Agreement and Plan of Merger, by and among the Company, SpinCo, Gray and Gray Hawkeye Stations, Inc., a wholly-owned subsidiary of Gray (“Gray Merger Sub”), dated as of May 3, 2021 (as amended on June 2, 2021, and as may be further amended, supplemented or modified, the “Gray Merger Agreement”) and following completion of the Gray Merger. The Company continues to expect that the Spin-Off and the Gray Merger will be completed in the fourth quarter of calendar year 2021, subject to the satisfaction or waiver of closing conditions (including regulatory and shareholder approvals). Completion of the Dotdash Merger is not a condition to consummation of the Spin-Off or Gray Merger.

If the Dotdash Merger is completed, SpinCo shareholders will be entitled to receive $42.18 in cash (subject to adjustment as provided in the Dotdash Merger Agreement), without interest and subject to all applicable tax withholding, for each share of SpinCo Stock (as defined below, other than certain excluded shares) that the shareholder owns immediately prior to the Effective Time (as defined below) of the Dotdash Merger, and will have no ongoing ownership interest in the continuing National Media Group businesses. The cash payment to SpinCo shareholders upon the completion of the Dotdash Merger is in addition to the $16.99 per share cash payment shareholders of the Company will receive upon completion of the Gray Merger.

The consummation of the Dotdash Merger pursuant to the Dotdash Merger Agreement is subject to receipt of certain regulatory approvals and other closing conditions as provided in the Dotdash Merger Agreement. If the conditions to completing the Dotdash Merger have been satisfied, the Company currently expects the Dotdash Merger to be consummated on the same day as, and following completion of, the Spin-Off and Gray Merger. If the Dotdash Merger is not completed on the same day as the Spin-Off and Gray Merger, SpinCo will continue as a stand-alone, publicly traded company until consummation of the Dotdash Merger pursuant to the Dotdash Merger Agreement unless the Dotdash Merger Agreement is terminated earlier.

The shareholders of the Company are not required to vote on the Dotdash Merger. The Dotdash Merger pursuant to the Dotdash Merger Agreement was unanimously approved by the Company’s board of directors and by the Company, as the sole shareholder of SpinCo.

Dotdash Merger Agreement

Transaction Structure

Upon the consummation of the Dotdash Merger and filing of articles of merger with the Secretary of State of the State of Iowa (the “Effective Time”), each share of Common Stock, par value $1.00 per share, of SpinCo (“SpinCo Common Stock”) and Class B Common Stock, par value $1.00 per share, of SpinCo (“SpinCo Class B Stock” and, together with the SpinCo Common Stock, the “SpinCo Stock”), other than shares to be canceled in accordance with Section 2.5(a) of the Dotdash Merger Agreement, shall be converted into the right to receive $42.18 in cash, minus a per share adjustment, if any, equal to (i) the amount by which the SpinCo Cash Payment (together with certain other amounts set forth in the Dotdash Merger Agreement) exceeds $625,000,000 or (ii) the Incremental Tax Amount (as defined in the Dotdash Merger Agreement), if any (such amount, on a per share adjusted basis, the “Dotdash Merger Consideration”). Based on the Company’s current forecast for the amount of the SpinCo Cash Payment assuming the Gray Merger is completed in December 2021, the Company does not currently expect the SpinCo Cash Payment to exceed $625,000,000.

If the Gray Merger is not completed, the Company will continue as a publicly-traded company operating the Local Media Group business, and in the event the Gray Merger Agreement is terminated, the Company and Dotdash have agreed to negotiate certain amendments to the Merger Agreement and agreements relating to the Spin-Off, subject to the terms of the Dotdash Merger Agreement.

The Dotdash Merger Agreement provides that (i) each in-the-money option award with respect to SpinCo Stock (after giving effect to the adjustment to the exercise price of each option as provided in the Employee Matters Agreement) outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to SpinCo Stock outstanding immediately prior to the Effective Time, and (iii) each share of SpinCo’s restricted stock and each right of any other kind, contingent or accrued, to receive shares of SpinCo Stock or benefits measured in whole or in part by the value of a number of shares of SpinCo Stock granted by SpinCo (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be cancelled, and shall only entitle the holder thereof to receive such holder’s portion of the Dotdash Merger Consideration, if any, as set forth in the Dotdash Merger Agreement, less the per share exercise price in the case of stock options.

Non-Solicitation

The Company has agreed, among other things, not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative acquisition proposals from third parties with respect to SpinCo or the National Media Group business, (ii) participate or continue in any discussions or negotiations regarding alternative acquisition proposals with respect to SpinCo or the National Media Group business or (iii) approve or enter into any agreement providing for an alternative acquisition proposal with respect to SpinCo or the National Media Group business.

Conditions to the Dotdash Merger

The consummation of the Dotdash Merger is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the expiration of the waiting period applicable to the Dotdash Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the occurrence of the Spin-Off, and (iv) certain other conditions provided for in the Dotdash Merger Agreement. The transaction is not subject to any Dotdash financing condition.

Other Terms of the Dotdash Merger Agreement

The Dotdash Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature and in this industry. The Dotdash Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company and SpinCo to conduct the National Media Group business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Dotdash.

The Dotdash Merger Agreement provides that Dotdash will be required to pay a termination fee to the Company of $125,000,000 if the Dotdash Merger Agreement is terminated by the Company due to Dotdash’s breach of the Dotdash Merger Agreement or failure to close, subject to certain limitations set forth therein.

Either party may terminate the Dotdash Merger Agreement if the Dotdash Merger is not consummated on or before October 6, 2022.

In addition to the foregoing termination rights, the Company may terminate the Dotdash Merger Agreement after the completion of the Gray Merger if Dotdash notifies the Company that SpinCo Taxes (as defined in the Tax Matters Agreement dated as of May 3, 2021 among the Company, SpinCo and Gray relating to the Spin-Off) resulting from or attributable to certain specified tax matters are greater than zero.

The foregoing description of the Dotdash Merger and the Dotdash Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dotdash Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Dotdash Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, SpinCo or Dotdash. In particular, the assertions embodied in the representations and warranties contained in the Dotdash Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company, SpinCo and Dotdash to the other in connection with the signing of the Dotdash Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Dotdash Merger Agreement. Moreover, certain representations and warranties in the Dotdash Merger Agreement were used for the purposes of allocating risk between the Company, SpinCo and Dotdash rather than establishing matters as facts. Accordingly, the representations and warranties in the Dotdash Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company, SpinCo or Dotdash.

SpinCo Cash Payment

Pursuant to the terms of the Separation and Distribution Agreement (as defined in the Gray Merger Agreement) entered into in connection with the Gray Merger, prior to the Spin-Off, SpinCo (or a designated subsidiary) will make a cash payment (the “SpinCo Cash Payment”) to the Company such that the net debt of the Company (exclusive of any SpinCo debt and after giving effect to the SpinCo Cash Payment) would be equal to $1.975 billion (subject to certain adjustments, the amount of net debt agreed by the Company and Gray to be allocated to the Company in connection with the Spin-Off. The proceeds of the SpinCo Cash Payment, together with cash on hand of the Company and borrowings by Gray, will be used to satisfy all of the Company’s outstanding long-term debt as of the date of the closing of the Gray Merger. The SpinCo Cash Payment is expected to be funded through the following sources: available cash on hand (which will be taken into account in determining the amount of the SpinCo Cash Payment) and through borrowings under a new term loan facility (as described below) or, if the Dotdash Merger is completed on the same day as the closing of the Spin-Off and Gray Merger, through funds advanced by Dotdash.

Amendment and Consent to Gray Merger Agreement

In connection with entry into the Dotdash Merger Agreement, the Company has entered into an Amendment and Consent dated as of October 6, 2021 with Gray, SpinCo and Dotdash (the “Consent Amendment”). The Consent Amendment includes certain amendments to the Gray Merger Agreement and other agreements related to the Spin-Off (the “Spin-Off Agreements”) and, subject to the terms and conditions of the Consent Amendment, including the Gray Merger and the Distribution occurring prior to the Dotdash Merger, affirms Gray’s consent to the Company’s and SpinCo’s execution, delivery and performance of the Dotdash Merger Agreement for all purposes under the Gray Merger Agreement and the Spin-Off Agreements. In addition, the Consent Agreement, among other things, also provides for certain adjustments to the Target Net Debt Amount (as defined in the Separation and Distribution Agreement), which have the effect of increasing the amount of the SpinCo Cash Payment. The final amount of the SpinCo Cash Payment does not affect or reduce the $16.99 cash payment per share to be received in the Gray Merger. These adjustments were also taken into account in establishing the $625,000 SpinCo Cash Payment collar amount in the Dotdash Merger Agreement described above. The foregoing description of the Consent Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent Amendment, a copy of which is attached hereto as Exhibit 2.2 and is incorporated into this report by reference in its entirety.

SpinCo Financing

In connection with the Gray Merger, the Company previously entered into that certain Second Amended and Restated Commitment Letter, dated as of June 25, 2021 (the “Existing Commitment Letter”), by and among Royal Bank of Canada, RBC Capital Markets (together, “Royal Bank”), Barclays Bank PLC (“Barclays”), the other commitment parties party thereto and the Company, as more fully described in the Company’s preliminary proxy statement filed on August 17, 2021 with the Securities and Exchange Commission (“SEC”).

In connection with the Dotdash Merger, the Company has (i) terminated the Existing Commitment Letter and (ii) entered into a commitment letter (the “Commitment Letter”) with Royal Bank and Barclays (collectively, the “Commitment Parties”) on October 6, 2021, pursuant to which the Commitment Parties have committed to provide to SpinCo $725 million of secured term loans pursuant to a term loan facility and $150 million of secured revolving commitments, the proceeds of which will be used to (i) repay the loans under the Company’s existing credit facilities and certain outstanding debt of the Company, (ii) pay the SpinCo Cash Payment, (iii) pay the fees and expenses incurred by the Company in connection with the Gray Merger and Spin-Off and (iv) fund working capital of SpinCo. The commitments to provide the foregoing facilities are subject to certain conditions, including the negotiation of definitive documentation for the foregoing facilities, that no material adverse effect on the financial condition, business or operations of SpinCo has occurred and other customary closing conditions consistent with the Gray Merger Agreement and the Separation and Distribution Agreement. The Company and SpinCo will pay customary fees and expenses in connection with obtaining the Commitment Letter and the foregoing facilities and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith. Among other termination rights, the obligations of the Commitment Parties under the Commitment Letter will terminate automatically upon the earliest to occur of: (a) the earlier of either (1) September 3, 2022 or (2) May 3, 2022, as extended by (x) one automatic extension of three months, in the event that the Separation (as defined in the Gray Merger Agreement) shall not have been consummated on or prior to such date due solely to the failure to obtain required regulatory approvals (including any regulatory approvals required under the Gray Merger Agreement and (y) if the Marketing Period (as defined in the Commitment Letter) has commenced but has not ended by May 2, 2022 (or if extended pursuant to the foregoing clause (x), August 2, 2022), then the fifth business day following the end of the Marketing Period (if in either case of the foregoing clauses (1) and (2), the Closing Date shall not have occurred by such date), (b) consummation of the Separation without the funding of the facilities contemplated by the Commitment Letter, (c) the date of execution and delivery of the definitive documentation for the foregoing facilities, (d) the termination of the Separation and Distribution Agreement or the termination of the Gray Merger Agreement in accordance with its terms prior to the funding of the facilities contemplated by the Commitment Letter and (e) the consummation of the Dotdash Merger pursuant to the Dotdash Merger Agreement

Item 7.01	Regulation FD Disclosure.

On October 6, 2021, the Company issued a press release announcing entry into the Dotdash Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 6, 2021, by and among Dotdash, the Company, SpinCo and IAC, for certain limited purposes set forth therein.*

2.2	Amendment and Consent, dated as of October 6, 2021, by and among the Company, SpinCo, Gray, Gray Merger Sub, and Dotdash.*

99.1	Press Release issued October 6, 2021 by the Company.**

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	All schedules to the Dotdash Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.
**	Furnished pursuant to Item 7.01 of Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibits attached hereto regarding the Company, SpinCo, Dotdash and Gray that are forward-looking, including projections as to the expected Dotdash Merger Consideration and adjustments thereto, the anticipated benefits of the proposed Dotdash Merger, the Gray Merger, the methods that will be used to finance the transactions and plans for use of proceeds from the financing, the synergies from the proposed transactions, plans to complete the Spin-Off, the Gray Merger, expectations regarding timing of the various transactions relative to one another, and the closing date for the proposed transactions, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company, SpinCo, Dotdash and Gray. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of the Company, Dotdash or Gray. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transactions may not be satisfied and the transaction may not close; the risk that either of the Gray Merger or the Dotdash Merger is not consummated or is delayed; the risk that a regulatory approval that may be required for either of the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the National Media Group operations and corporate segment into an independent company; the diversion of management time on transaction-related issues; and changes in national and regional economic conditions.

For more discussion of important risk factors that may materially affect the Company, SpinCo and Dotdash, please see the risk factors contained in IAC’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2021, both of which are on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of the Company, SpinCo, or Dotdash. None of the Company, SpinCo, or Dotdash assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. The Company’s shareholders are not required to vote on the Dotdash Merger and are not being asked to vote on the Dotdash Merger. However, in connection with the transactions contemplated by the Gray Merger, on August 17, 2021, Meredith filed a preliminary proxy statement with the SEC and intends to file relevant materials with the SEC, including a definitive proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, SPINCO, GRAY, GRAY MERGER SUB AND THE GRAY MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by Meredith, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Gray Merger and Spin-Off. Information about Gray’s directors and executive officers is available in Gray’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement regarding the Gray Merger and the Spin-Off that Meredith filed with the SEC on August 17, 2021, and additional information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in any amendments to the preliminary proxy statement, the definitive proxy statement and Form 10 registration statement that SpinCo will file with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: October 6, 2021